JONES, JENSEN
                          & COMPANY, LLC

                   CERTIFIED PUBLIC ACCOUNTANTS



                 CONSENT OF INDEPENDENT AUDITORS'



Board of Directors
Trans Energy, Inc.
St. Mary's, West Virginia

We hereby consent to the use in this Registration Statement of Trans Energy, Inc. on Form SB-2A of our report dated February 24, 1999 of Trans Energy, Inc. for the years ended December 31, 1998 and 1997, which are part of this Registration Statement, and to all references to our firm included in this Registration Statement.



Jones, Jensen & Company
Salt Lake City, Utah
June 23, 1999










50 South Main Street
      Suite 1450
Salt Lake City, Utah 84144
Telephone (801) 328-4408
Facsimile (801) 328-4461